Arden Group, Inc.

CONTACT:	Patricia S. Betance	Exhibit 99.1
Assistant Secretary	Page 1 of 1

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE
	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Lease Assignment

LOS ANGELES, CA March 12, 2012 – Arden Group, Inc. (Nasdaq–ARDNA) announced that its wholly-owned subsidiary, Gelson's Markets (Gelson's), which currently operates seventeen full-service supermarkets in Southern California, has reached an agreement with the landlord of its Northridge, California store and a third party to assign the store lease. Gelson's had closed the store after the close of business on February 25, 2012. Subject to compliance with certain closing conditions, Gelson's rent and all other obligations under the lease will end effective no later than May 1, 2012. In accordance with the assignment of the lease, various items of equipment will be transferred by Gelson's to the assignee and Gelson's has agreed to pay the assignee a lease assignment fee of $1,850,000. In addition, Gelson's expects to incur additional closing costs estimated to be between $300,000 and $400,000.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Arden Group, Inc. (Company). Certain statements contained in this Current Report on Form 8-K are forward-looking statements. These statements discuss, among other things, a future lease assignment which may or may not be accomplished and certain estimated closing costs. These forward-looking statements reflect the Company's current plans and expectations and are based on information currently known to the Company. The Company cautions readers that any forward-looking statements contained in this Current Report involve risks and uncertainties and are subject to change. The Company does not undertake any obligation to update forward-looking statements.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842

2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950